UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2014

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 25, 2014, Mines Management, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with one investor (the “Investor”) pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase 4,000 units (the “Units”) with each unit consisting of one share of the Company’s Series B 6% Convertible Preferred Stock, no par value (the “Preferred Stock”), and a warrant to purchase approximately 636 shares of the Company’s common stock, par value $0.001 per share (the “Warrants”), at a price to the public of $1,000 per Unit (the “Offering”). The Offering is expected to close on July 30, 2014, subject to the satisfaction of certain customary closing conditions.

The Purchase Agreement contains customary terms and conditions including, among other things, representations and warranties by the Company and the Investor, closing deliveries, and indemnification. The Warrants will be immediately exercisable at an exercise price of $1.0816 per share and will expire fifty two (52) months from the date of issuance. The Company expects to receive gross proceeds of approximately $4 million from the Offering, before deducting offering expenses.

Roth Capital Partners, LLC (“Roth”) acted as the exclusive placement agent in this offering pursuant to the terms of a placement agent agreement, dated July 25, 2014, between the Company and Roth (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Company agreed to pay Roth a placement agent fee equal to 6% of the gross proceeds of the offering and to reimburse Roth for its out-of-pocket expenses incurred in connection with the offering up to a maximum amount of $100,000.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing and termination provisions. Additionally, the Company has agreed to indemnify Roth against certain liabilities, including liabilities under the Securities Act, or to contribute to payments Roth may be required to make because of those liabilities. Furthermore, the Company and its officers and directors have agreed with Roth not to offer or sell any shares of the Company’s common stock (or securities convertible into or exchangeable for its common stock), subject to customary exceptions, for a period of 90 days after the date of the Placement Agent Agreement without Roth’s prior written consent.

Copies of the Placement Agent Agreement, the form of Purchase Agreement, and the form of Warrant are filed herewith as Exhibit 10.1, Exhibit 10.2, and Exhibit 4.1, respectively, and are incorporated into this Item 1.01 by reference.  The foregoing descriptions of the Purchase Agreement, the Placement Agent Agreement, and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to such exhibits. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission.

The offering of the Units is being made pursuant to a prospectus supplement dated July 24, 2014 and an accompanying prospectus dated October 7, 2013, pursuant to the Company’s shelf registration statement on Form S-3 that became effective on October 7, 2013 (File No. 333-190838). The offering is expected to close on or about July 30, 2014, subject to the satisfaction of customary closing conditions.

Item 5.03                                           Amendment to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On July 25, 2014, the Company will file an Articles of Amendment to the Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Idaho, in the form attached hereto as Exhibit 3.1, designating 4,000 shares of its preferred stock as Series B 6% Convertible Preferred Stock, no par value per share. Each share of Preferred Stock has a stated value of $1,000 and is convertible, at the option of the holder, subject to adjustment under certain circumstances, at any time, into shares of common stock of the Company at a conversion price of $0.7866. Except as otherwise required by law, holders of Preferred Stock shall not be entitled to voting rights. The Preferred Stock is convertible at any time at the option of the holders, or at the Company’s discretion when the Company’s common stock trades above 150% of the then current conversion price for thirty (30) consecutive trading days with a daily trading volume above 70,000 shares. The holders of the Preferred Stock are entitled to receive a dividend payable, at the election of the Company (subject to certain conditions as set forth in the Amendment), in cash or shares of common stock of the Company, at a rate of 6% per annum.

Item 8.01              Other Events.

In September 2007, the Company filed a declaratory judgment action, Mines Management, Inc., Newhi, Inc. and Montanore Minerals Corp. v. Tracie Fus et al., Cause No. DV 07-248 in Montana Nineteenth Judicial District Court, Lincoln County. In this action the Company sought a Court judgment against certain of the defendants that the unpatented mining claims of such defendants allegedly located above portions of the Company’s adit and overlapping certain of the Company’s patented and unpatented mining claims, mill sites and tunnel sites are invalid. The defendants then asserted trespass claims against the Company relating to the Company’s use of certain of the Company’s mining claims, millsites and the adit. The parties participated in a mediation in 2009 which resulted in a settlement with seven of the ten defendants. On March 21, 2013, the Court issued an order (i) enforcing the settlement with seven of the ten defendants, (ii) enjoining the Company from trespassing on certain mining claims owned by one of the defendants, and (iii) finding that the mining claim of another defendant is valid and superior to certain of the Company’s claims. The claims with respect to which the Company was enjoined from trespass do not overlap the adit. The mining claim that the Court determined was valid and superior to certain of the Company’s claims overlaps portions of the adit and portions of certain of the Company’s patented claims and unpatented mill sites and tunnel sites. The Company does not believe that this order affects its ability to use the adit or to conduct exploration and development operations as currently planned once it has obtained the required permits.

The Company appealed to the Montana Supreme Court, Case No. DA 13-0240, certain portions of the order. The Supreme Court ruled in favor of the Company remanding the case to the District Court with instructions to vacate the injunction and to conduct further proceedings. The Supreme Court reversed the District Court on the basis of lack of findings, existence of an issue of fact, lack of evidence regarding trespass and misplaced reliance on evidence that the District Court relied upon with respect to claim validity.

On remand, the Company filed a motion to substitute the District Court judge, which was denied.  The Company has appealed this denial to the Montana Supreme Court.

The Company also filed on June 28, 2013 a condemnation action, Montanore Minerals Corp. v. Easements and Rights of Way under through and across those certain unpatented lode mining claims et al., Cause No. CV-00133-DLC, in the United States District Court for the District of Montana, Missoula Division. In this action the Company sought to acquire necessary easements and rights of way for the Montanore Project including for use of the adit and the construction and use of another underground tunnel and related equipment that are contemplated by the draft environment impact statement for the Montanore Project and other draft permits. The defendants include the defendant in the case referenced in the preceding paragraphs whose claim was determined to be valid and overlaps the existing adit.  The Company filed a motion for a preliminary condemnation order and injunction to obtain immediate access to the easements and rights-of-way and a motion to have the court declare the subject mining claims void for failure to comply with an essential federal filing requirement. The primary defendant filed a motion requesting the court to dismiss without prejudice or stay the condemnation proceeding on abstention grounds and a motion to dismiss one of the two condemnation counts.

On April 29, 2014, the U.S. District Court in Missoula granted the Company’s motion for a preliminary condemnation order, which affirms the Company’s right of access through the adit, and its right to construct another tunnel that is planned in connection with the potential construction of a mine.  In addition, the U.S. District Court granted the Company’s motion for a preliminary injunction for immediate right of possession, thereby preserving the Company’s ongoing access through the adit.  The Company’s motion to declare the subject mining claims void was denied on abstention grounds.  The primary defendant’s motions to dismiss without prejudice or stay the condemnation proceeding on abstention grounds was denied.  The primary defendant’s motion to dismiss one of the condemnation counts was denied as moot.  The court decisions are subject to appeal.

On July 10, 2014, Frank R. Wall filed a complaint in the Montana Nineteenth Judicial District Court, Lincoln County, Montana, Frank R. Wall vs. Patent Lode Mining claims HR-133 AND HR 134, et al., arising out of the facts related to the litigation described above and claiming monetary damages, declaratory judgments and other relief.  The complaint names the Company and its subsidiaries Newhi, Inc. and Montanore Minerals Corporation as defendants.  The complaint has not been served on the Company or its subsidiaries.  The Company believe the allegations of the complaint are without merit.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description
3.1	Form of Articles of Amendment to the Articles of Incorporation of Mines Management, Inc.

4.1	Form of Warrant.

10.1	Placement Agent Agreement, dated as of July 25, 2014, between Mines Management, Inc. and Roth Capital Partners, LLC.

10.2	Form of Securities Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2014

Mines Management, Inc.

	By:	/s/ Douglas Dobbs
Douglas Dobbs
President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Form of Articles of Amendment to the Articles of Incorporation of Mines Management, Inc.

4.1	Form of Warrant.

10.1	Placement Agent Agreement, dated as of July 25, 2014, between Mines Management, Inc. and Roth Capital Partners, LLC.

10.2	Form of Securities Purchase Agreement.